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                                                                    Exhibit 23.3



                             SMITH & GESTELAND, LLP
             Certified Public Accountants and Business Consultants


                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation in this Registration Statement on Form S-8 of our report dated February 7, 1997, on our audit of the consolidated financial statements of Superconductivity, Inc., as of December 31, 1996, and for the year then ended, which report is included in the Annual Report on Form 10-K for the fiscal year ended March 31, 1998, filed by American Superconductor Corporation with the Securities and Exchange Commission.



Madison, Wisconsin                         /s/ Smith & Gesteland, LLP
January 29, 1999                           SMITH & GESTELAND, LLP



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